Exhibit 99.1

News Release
nVent Announces Second Quarter 2021 Financial Results
Strong execution delivering robust sales growth and margin expansion; raising full-year sales and EPS guidance

•Reported sales of $601 million, up 34%; Organically up 29%; All segments exceeded 2019 sales
•Reported Return on Sales of 14.7%, up 460bps; Adjusted Return on Sales of 18.3%, up 300bps
•Reported EPS of $0.39, up 160%; Adjusted EPS of $0.50, up 72%
•Generated Cash Flows from Operations of $93 million; Free Cash Flow of $85 million, up versus 2020
•Strengthened growth profile with two bolt-on acquisitions
•Raising full-year sales and EPS guidance due to strong second quarter results and improved outlook

Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – August 3, 2021 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the second quarter of 2021 and provided guidance for the third quarter and full-year 2021.
“I am extremely pleased with our second quarter results. Sales grew 34%, with all segments above 2019 sales levels, driven by broad-based demand. We delivered robust margin expansion across all segments and strong earnings growth. Our teams did a tremendous job serving increased customer demand while navigating unprecedented supply chain constraints and inflation. We delivered another quarter of strong cash flow, up more than $50 million in the first half of the year. We completed two bolt-on acquisitions in the quarter, extending our presence in high-growth verticals like data centers and networking solutions and infrastructure. I’m also very proud of our recently published Social Responsibility Report, outlining our goals, progress and commitment to living social responsibility every day through our employees, our operations and our communities," said Beth Wozniak, nVent's chief executive officer.

"As we look to the second half of the year, our strong orders and backlog give us confidence in our continued growth. As a result of our first half performance and improved outlook, we are raising our full-year revenue and EPS guidance. The electrification of everything, combined with strong execution of our One nVent strategy, position us well to grow."

Second quarter 2021 sales of $601 million were up 34% relative to second quarter 2020 and increased 29% organically, which excludes the impact from currency fluctuations and acquisitions. Second quarter 2021 earnings per diluted share (“EPS”) were $0.39, up 160%, while on an adjusted basis, the company had EPS of $0.50, up 72%. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
Second quarter 2021 operating income was $88 million, up 95%, compared to $45 million in the prior year period. On an adjusted basis, segment income was $110 million, up 61%, compared to $68 million in the prior year period.
nVent had net cash provided by operating activities of $93 million in the second quarter, and free cash flow was $85 million.

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SECOND QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	June 30, 2021	June 30, 2020	% / point change
Net Sales	$601	$447	34%
Organic			29%
Operating Income	$88	$45	95%
Reported ROS	14.7%	10.1%
Segment Income	$110	$68	61%
Adjusted ROS	18.3%	15.3%	300 bps

Enclosures
	Three months ended
	June 30, 2021	June 30, 2020	% / point change
Net Sales	$300	$219	37%
Organic			31%
ROS	17.9%	12.9%	500 bps

Electrical & Fastening Solutions ("EFS")
	Three months ended
	June 30, 2021	June 30, 2020	% / point change
Net Sales	$169	$132	28%
Organic			24%
ROS	28.9%	26.3%	260 bps

Thermal Management
	Three months ended
	June 30, 2021	June 30, 2020	% / point change
Net Sales	$132	$96	37%
Organic			30%
ROS	18.9%	15.0%	390 bps

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GUIDANCE FOR FULL-YEAR AND THIRD QUARTER 2021
The company now estimates reported sales growth for full-year 2021 of up 15% to 18% versus prior guidance of up 8% to 11%. This new guidance range represents 10% to 13% organic sales growth versus prior guidance of 5% to 8% growth. Reported sales guidance includes approximately two points of benefit from acquisitions. The company now expects full-year 2021 EPS of $1.51 to $1.57 on a GAAP basis and adjusted EPS of $1.84 to $1.90, versus prior guidance of $1.39 to $1.47 on a GAAP basis and adjusted EPS of $1.67 to $1.75.

The company estimates reported sales for the third quarter of 2021 to be up 16% to 20%, which represents an increase of 10% to 13% on an organic basis. Reported sales guidance includes approximately four points of benefit from acquisitions. The company estimates third quarter 2021 EPS on a GAAP basis of $0.36 to $0.39 and adjusted EPS of $0.45 to $0.48.

DIVIDENDS
nVent previously announced on May 13, 2021 that its Board of Directors approved a regular cash dividend of $0.175 per share, payable during the third quarter on August 6, 2021.

EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s second quarter performance on a conference call with analysts and investors at 8:00 a.m. Eastern Time today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 855-493-3495 or 720-405-2160 along with conference number 5753105 approximately ten minutes before the 8:00 a.m. ET start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through midnight on Nov. 23, 2021 by dialing 855-859-2056 or 404-537-3406, along with the above conference number.

About nVent

nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.

nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results, including due to the impact of the COVID-19 pandemic and potential impairment of goodwill and trade names; overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

Investor Contact
J.C. Weigelt
Vice President, Investor Relations
nVent
763.204.7750
JC.Weigelt@nVent.com

Media Contact
Stacey Wempen
Director, External Communications
nVent
763.204.7857
Stacey.Wempen@nVent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Six months ended
In millions, except per-share data	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net sales	$601.3	$447.2	$1,150.2	$968.1
Cost of goods sold	366.1	286.9	706.0	612.5
Gross profit	235.2	160.3	444.2	355.6
% of net sales	39.1%	35.8%	38.6%	36.7%
Selling, general and administrative	135.2	104.3	252.4	227.4
% of net sales	22.5%	23.3%	21.9%	23.5%
Research and development	11.7	10.7	23.1	22.6
% of net sales	1.9%	2.4%	2.0%	2.3%
Operating income	88.3	45.3	168.7	105.6
% of net sales	14.7%	10.1%	14.7%	10.9%
Net interest expense	8.1	9.4	16.2	19.3
Other expense	0.6	0.7	1.2	1.5
Income before income taxes	79.6	35.2	151.3	84.8
Provision for income taxes	13.4	9.4	19.7	40.4
Effective tax rate	16.8%	26.7%	13.0%	47.6%
Net income	$66.2	$25.8	$131.6	$44.4
Earnings per ordinary share
Basic	$0.39	$0.15	$0.78	$0.26
Diluted	$0.39	$0.15	$0.78	$0.26
Weighted average ordinary shares outstanding
Basic	167.9	169.9	167.8	169.9
Diluted	169.6	170.4	169.2	170.7
Cash dividends paid per ordinary share	$0.175	$0.175	$0.35	$0.35

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2021	December 31, 2020
In millions
Assets
Current assets
Cash and cash equivalents	$101.8	$122.5
Accounts and notes receivable, net	409.3	313.8
Inventories	275.4	235.2
Other current assets	116.0	92.9
Total current assets	902.5	764.4
Property, plant and equipment, net	291.6	289.4
Other assets
Goodwill	2,193.3	2,098.2
Intangibles, net	1,179.0	1,105.5
Other non-current assets	143.4	108.6
Total other assets	3,515.7	3,312.3
Total assets	$4,709.8	$4,366.1
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$20.0	$20.0
Accounts payable	219.1	171.1
Employee compensation and benefits	95.3	70.4
Other current liabilities	201.4	188.5
Total current liabilities	535.8	450.0
Other liabilities
Long-term debt	1,083.9	928.0
Pension and other post-retirement compensation and benefits	231.8	237.9
Deferred tax liabilities	231.3	230.1
Other non-current liabilities	134.2	110.3
Total liabilities	2,217.0	1,956.3
Equity	2,492.8	2,409.8
Total liabilities and equity	$4,709.8	$4,366.1

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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six months ended
In millions	June 30, 2021	June 30, 2020
Operating activities
Net income	$131.6	$44.4
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	20.0	19.0
Amortization	31.9	32.0
Deferred income taxes	(0.9)	26.2
Share-based compensation	6.2	6.1
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(69.2)	31.9
Inventories	(20.5)	(2.9)
Other current assets	(21.2)	10.0
Accounts payable	33.1	(49.3)
Employee compensation and benefits	23.5	(9.4)
Other current liabilities	6.7	(16.5)
Other non-current assets and liabilities	2.1	(1.0)
Net cash provided by (used for) operating activities	143.3	90.5
Investing activities
Capital expenditures	(17.9)	(17.2)
Proceeds from sale of property and equipment	0.1	1.4
Acquisitions, net of cash acquired	(232.6)	(27.0)
Net cash provided by (used for) investing activities	(250.4)	(42.8)
Financing activities
Net receipts of revolving long-term debt	165.4	150.0
Repayments of long-term debt	(10.0)	(7.5)
Dividends paid	(58.8)	(59.5)
Shares issued to employees, net of shares withheld	9.5	2.7
Repurchases of ordinary shares	(20.0)	(3.2)
Net cash provided by (used for) financing activities	86.1	82.5
Effect of exchange rate changes on cash and cash equivalents	0.3	(1.6)
Change in cash and cash equivalents	(20.7)	128.6
Cash and cash equivalents, beginning of period	122.5	106.4
Cash and cash equivalents, end of period	$101.8	$235.0

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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2021			2020
In millions	First Quarter	Second Quarter	Six Months	First Quarter	Second Quarter	Six Months
Net sales
Enclosures	$277.0	$300.4	$577.4	$258.5	$219.3	$477.8
Electrical & Fastening Solutions	147.9	169.2	317.1	141.9	132.1	274.0
Thermal Management	124.0	131.7	255.7	120.5	95.8	216.3
Total	$548.9	$601.3	$1,150.2	$520.9	$447.2	$968.1
Segment income (loss)
Enclosures	$48.8	$53.7	$102.5	$40.9	$28.2	$69.1
Electrical & Fastening Solutions	39.2	48.9	88.1	33.5	34.7	68.2
Thermal Management	21.0	24.9	45.9	20.3	14.4	34.7
Other	(11.9)	(17.3)	(29.2)	(13.2)	(9.0)	(22.2)
Total	$97.1	$110.2	$207.3	$81.5	$68.3	$149.8
Return on sales
Enclosures	17.6%	17.9%	17.8%	15.8%	12.9%	14.5%
Electrical & Fastening Solutions	26.5%	28.9%	27.8%	23.6%	26.3%	24.9%
Thermal Management	16.9%	18.9%	18.0%	16.8%	15.0%	16.0%
Total	17.7%	18.3%	18.0%	15.6%	15.3%	15.5%

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the quarter ended June 30, 2021 excluding the effect of adjustments (Unaudited)

	Actual		Forecast (1)
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Full Year
Net sales	$548.9	$601.3
Operating income	80.4	88.3
% of net sales	14.6%	14.7%
Adjustments:
Restructuring and other	0.8	4.3
Acquisition transaction and integration costs	—	1.6
Intangible amortization	15.9	16.0
Segment income	$97.1	$110.2
Return on sales	17.7%	18.3%

Net income - as reported	$65.4	$66.2	$63	$260
Adjustments to operating income	16.7	21.9	18	75
Income tax adjustments	(8.7)	(3.8)	(3)	(19)
Net income - as adjusted	$73.4	$84.3	$78	$316
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.39	$0.39	$0.36 - $0.39	$1.51 - $1.57
Adjustments	0.04	0.11	0.09	0.33
Diluted earnings per ordinary share - as adjusted	$0.43	$0.50	$0.45 - $0.48	$1.84 - $1.90
(1) Forecast information represents an approximation

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2020 excluding the effect of 2020 adjustments (Unaudited)
	Actual
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$520.9	$447.2	$509.3	$521.2	$1,998.6
Operating income (loss)	60.3	45.3	(141.6)	74.4	38.4
% of net sales	11.6%	10.1%	(27.8%)	14.3%	1.9%
Adjustments:
Restructuring and other	4.3	6.2	5.4	6.1	22.0
Acquisition transaction and integration costs	0.9	0.8	0.5	0.3	2.5
Intangible amortization	16.0	16.0	16.1	16.1	64.2
Impairment of goodwill	—	—	212.3	—	212.3
Impairment of trade names	—	—	8.2	—	8.2
Segment income	$81.5	$68.3	$100.9	$96.9	$347.6
Return on sales	15.6%	15.3%	19.8%	18.6%	17.4%

Net income (loss) - as reported	$18.6	$25.8	$(138.7)	$47.1	$(47.2)
Adjustments to operating income (loss)	21.2	23.0	242.5	22.5	309.2
Pension and other post-retirement mark-to-market loss	—	—	—	8.7	8.7
Income tax adjustments	18.3	0.2	(27.7)	(5.5)	(14.8)
Net income - as adjusted	$58.1	$49.0	$76.1	$72.8	$255.9
Diluted earnings (loss) per ordinary share
Diluted earnings (loss) per ordinary share - as reported	$0.11	$0.15	$(0.82)	$0.28	$(0.28)
Adjustments	0.23	0.14	1.27	0.15	1.78
Diluted earnings per ordinary share - as adjusted	$0.34	$0.29	$0.45	$0.43	$1.50

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nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ended June 30, 2021 (Unaudited)

	Q2 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	28.9%	4.7%	0.9%	34.5%
Enclosures	31.2%	4.1%	1.7%	37.0%
Electrical & Fastening Solutions	24.1%	4.0%	—%	28.1%
Thermal Management	30.0%	7.5%	—%	37.5%

Reconciliation of Net Sales Growth to Organic Net Sales Growth
for the quarter ending September 30, 2021 and year ending December 31, 2021 (Unaudited)

	Forecast (1)
	Q3 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	10 - 13%	2 - 3%	4%	16 - 20%	10 - 13%	3%	2%	15 - 18%
(1) Forecast information represents an approximation

Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended		Six months ended
In millions	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net cash provided by (used for) operating activities	$93.4	$83.8	$143.3	$90.5
Capital expenditures	(8.0)	(7.0)	(17.9)	(17.2)
Proceeds from sale of property and equipment	—	0.3	0.1	1.4
Free cash flow	$85.4	$77.1	$125.5	$74.7